Exhibit 99.1

VF Corporation Names Caroline Brown Global Brand President of The North Face®;

Mindy Grossman and Kirk Tanner Appointed Independent Directors on the VF Board

DENVER – June 3, 2024 – VF Corporation (NYSE: VFC), a global leader in branded lifestyle apparel, footwear and accessories, today announced Caroline Brown has been named Global Brand President of The North Face®, and will be starting the week of June 10, 2024. Brown succeeds Nicole Otto and, as a result of her appointment, Brown has resigned as a member of the VF Board of Directors.

VF also announced that Mindy Grossman and Kirk Tanner have been appointed independent directors on the VF Board, effective May 30, 2024. Grossman and Tanner will stand for re-election at the 2024 Annual Meeting of VF Shareholders. Benno Dorer has decided not to stand for re-election at the 2024 Annual Meeting.

“Caroline’s expertise in building and transforming global brands, as well as her extensive experience in the apparel and fashion industry, fit perfectly with the needs of The North Face® brand at this time,” added Bracken Darrell, VF’s President and Chief Executive Officer. “With Caroline’s intense focus on brand building, product design, consumer insight, and innovation, I am confident The North Face® will expand on its enormous power as a leading global outdoor brand and be a driving force behind VF’s growth and value creation. On behalf of the Board and leadership team, I thank Nicole for her dedication and service to VF and the brand, and wish her the best in her future endeavors.”

“We are also excited to welcome Mindy and Kirk to the Board,” said Richard Carucci, Chair of the VF Board. “Mindy and Kirk are proven leaders with extensive track records leading complex companies and supercharging the growth of global consumer brands through innovation, marketing and digital strategies. We look forward to benefiting from their insights as VF continues to improve execution and enhance innovation as part of its Reinvent strategy. These appointments represent further steps in VF’s refreshment process, and reflect our continued constructive collaboration with VF shareholder Engaged Capital. With these appointments, VF has added five new directors to its Board within the past two years, including directors with valuable apparel and footwear experience.”

Carucci continued, “We are grateful to Benno for his contributions to VF over many years of service, and particularly appreciate his work and impact as Interim CEO prior to Bracken Darrell’s appointment. We thank Benno and extend to him our best wishes for the future.”

Glenn W. Welling, Founder and CIO of Engaged Capital, said, “We are pleased to have worked with the VF Board on Mindy and Kirk’s appointments. VF shareholders will benefit from Mindy’s apparel and digital expertise and Kirk’s experience operating a multi-branded portfolio at the highest levels. We also are highly supportive of Caroline in her new management role. All three additions bring invaluable skills to the Company and will play important roles in helping accelerate VF’s strategic and business transformation.”

Caroline Brown

Caroline Brown served as an independent director on the VF Board from February 2024 to May 2024. She has extensive experience as a senior leader and board director in the fashion and apparel sector having led global companies and teams operating across the US, Asia, Latin America, Middle East, EU & UK regions. Most recently she was a Managing Director at Closed Loop Partners, a New York-based investment firm and innovation center focused on the circular economy, where she led the firm’s fashion practice. Brown previously served as Chief Executive Officer of Donna Karan International (DKI) and DKNY. During that time, she led a transformation of the company, elevating product design, modernizing brand identity, overseeing organizational structure realignments and supply chain consolidations. She led the company through the sale from LVMH to G-III Apparel Group. Prior to DKI, Brown was President of Carolina Herrera, a luxury fashion house owned by PUIG, where she led the evolution in product development, brand architecture and international expansion. Previously, she served as the US Chief Executive Officer of Akris, a Swiss-based luxury fashion brand. Brown began her career at Giorgio Armani, where she spent over a decade in marketing and communications leadership roles.

Brown has served on numerous boards, including EILEEN FISHER (US), Browzwear (Israel), Dimpora (Switzerland), By Rotation (UK), For Days (US), and others. She is a member of the MIT Sloan Sustainability Initiative Advisory Board and an Advisor to the Martin Trust Center for Entrepreneurship at the MIT Sloan School of Management. Caroline is passionate about mentoring new talent and has served as an advisor to the CFDA / VOGUE Fashion Fund and to the H&M Global Change Awards, supporting the development of future leaders & innovation for the industry.

Mindy Grossman

Mindy Grossman is a Partner at Consello, an Advisory and Investing Platform that advises corporate leaders in the areas of Growth, Marketing, Technology and M&A. The company invests in high potential mid-market companies through its investment arm, Consello Capital. Prior to Consello, Grossman served as President, CEO, and as a member of the Board of Directors of WW International, where she led the organization’s rebranding from Weight Watchers to WW and its evolution to a personalized digital health, wellness and science-based weight loss platform with a digital-first subscription model.

Prior to WW, Grossman served as CEO and as a member of the Board at HSNi (and its predecessor IAC Retail) for 11 years. She was instrumental in the successful turnaround and subsequent 2008 spinoff of IAC Retail, which became a stand-alone public company, HSNi. IAC Retail was comprised of HSN, the TV and digital shopping network and Cornerstone Brands, a portfolio of catalogues, websites and retail locations including Frontgate and Garnet Hill. She ultimately grew HSNi into a $4 billion leader in boundary-less retail, offering customers a seamless shopping experience across multiple channels - television, catalogue, online and mobile. Before HSNi, Grossman served as a Global Vice President at NIKE, Inc. for five years, where she oversaw NIKE’s $4 billion global apparel business, leading the development and growth of the global women’s business. Earlier in her career, Grossman served in a number of leadership roles at Ralph Lauren, including as President of Chaps Ralph Lauren. She also held senior positions at Warnaco, Inc., Tommy Hilfiger and Oxford Industries.

Grossman has served on a number of public and private boards and charities. Currently, she is on the Board of Directors of Hungryroot, Fanatics, Inc., Herself Health and the American Heart Association. She previously served on the Boards of Bloomin’ Brands, Vault Health and UNICEF, as Chair of the National Retail Federation, and as a member of the Digital Economy Board of Advisors for the U.S. Chamber of Commerce.

Kirk Tanner

Kirk Tanner has served as President and CEO of Wendy’s Co. and as a member of its Board since February 2024. Prior to that, he served in leadership roles of increasing responsibility at PepsiCo, Inc. for over 30 years, including as CEO, PepsiCo Beverages North America, the $26 billion business unit, which accounts for approximately 30% of PepsiCo’s overall business; President and Chief Operating Officer, North America Beverages; Chief Operating Officer, North America Beverages; and President, Global Foodservice. During his tenure at PepsiCo, Tanner was instrumental in enhancing operational performance, accelerating revenue growth, incubating and launching new products, entering new markets, and forming strategic partnerships and transactions with major sports leagues and restaurant chains that propelled PepsiCo’s growth.

Tanner is actively involved with various civic organizations and serves as a member of the advisory board of the University of Utah – David Eccles School of Business.

About VF Corporation

Founded in 1899, VF Corporation is one of the world’s largest apparel, footwear and accessories companies connecting people to the lifestyles, activities and experiences they cherish most through a family of iconic outdoor, active and workwear brands including Vans®, The North Face®, Timberland® and Dickies®. Our purpose is to power movements of sustainable and active lifestyles for the betterment of people and our planet. We connect this purpose with a relentless drive to succeed to create value for all stakeholders and use our company as a force for good. For more information, please visit vfc.com.

Media Contact

Colin Wheeler

Vice President, Corporate Communications

colin_wheeler@vfc.com

Investor Contact

Allegra Perry

Vice President, Investor Relations

ir@vfc.com

Source: VF Corporation

Forward-Looking Statements

Certain statements included in this release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting VF and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will,” “anticipate,” “believe,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or use of future dates, however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements regarding VF’s plans, objectives, projections and expectations relating to VF’s operations or financial performance, and assumptions related thereto are forward-looking statements. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. VF undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Potential risks and uncertainties that could cause the actual results of operations or financial condition of VF to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: the level of consumer demand for apparel and footwear; disruption to VF’s distribution system; changes in global economic conditions and the financial strength of VF’s consumers and customers, including as a result of current inflationary pressures; fluctuations in the price, availability and quality of raw materials and finished products; disruption and volatility in the global capital and credit markets; VF’s response to changing fashion trends, evolving consumer preferences and changing patterns of consumer behavior; VF’s ability to maintain the image, health and equity of its brands, including through investment in brand building and product innovation; intense competition from online retailers and other direct-to-consumer business risks; increasing pressure on margins; retail industry changes and challenges; VF’s ability to execute our Reinvent transformation program and other business priorities, including measures to streamline and right-size our cost base and strengthen the balance sheet while reducing leverage; VF’s ability to successfully establish a global commercial organization, and identify and capture efficiencies in our business model; any inability of VF or third parties on which we rely, to maintain the strength and security of information technology systems; the fact that VF’s facilities and systems, and those of third parties on which we rely, are frequent targets of cyber-attacks, and may in the future be vulnerable to such attacks, and any inability or failure by us or such third parties to anticipate or detect data or information security breaches or other cyber-attacks, including the cyber incident that was reported by VF in December 2023, could result in data or financial loss, reputational harm, business disruption, damage to our relationships with customers, consumers, employees and third parties on which we rely, litigation, regulatory investigations, enforcement actions or other negative impacts; any inability by VF or third parties on which we rely to properly collect, use, manage and secure business, consumer and employee data and comply with privacy and security regulations; VF’s ability to adopt new technologies, including artificial intelligence, in a competitive and responsible manner; foreign currency fluctuations; stability of VF’s vendors’ manufacturing facilities and operations and VF’s ability to establish and maintain effective supply chain capabilities; continued use by VF’s suppliers of ethical business practices; VF’s ability to accurately forecast demand for products; actions of activist and other shareholders; VF’s ability to recruit, develop or retain key executive or employee talent or successfully transition executives; continuity of members of VF’s management; changes in the availability and cost of labor; VF’s ability to protect trademarks and other intellectual property rights; possible goodwill and other asset impairment such as the impairment charges related to the Timberland®, Dickies® and Icebreaker® reporting unit goodwill; maintenance by VF’s licensees and distributors of the value of VF’s brands; VF’s ability to execute acquisitions and divestitures, integrate acquisitions and manage its brand portfolio; business resiliency in response to natural or man-made economic, public health, cyber, political or environmental disruptions; changes in tax laws and additional tax liabilities; legal, regulatory, political, economic, and geopolitical risks, including those related to the current conflicts in Ukraine and the Middle East and tensions between the U.S. and China; changes to laws and regulations; adverse or unexpected weather conditions, including any potential effects from climate change; VF’s indebtedness and its ability to obtain financing on favorable terms, if needed, could prevent VF from fulfilling its financial obligations; VF’s ability to pay and declare dividends or repurchase its stock in the future; climate change and increased focus on environmental, social and governance issues; VF’s ability to execute on its sustainability strategy and achieve its sustainability-related goals and targets; risks arising from the widespread outbreak of an illness or any other communicable disease, or any other public health crisis, including the coronavirus (COVID-19) global pandemic; and tax risks associated with the spin-off of our Jeanswear business completed in 2019. More information on potential factors that could affect VF’s financial results is included from time to time in VF’s public reports filed with the SEC, including VF’s Annual Report on Form 10-K, and Quarterly Reports on Form 10-Q, and Forms 8-K filed or furnished with the SEC.